EXHIBIT 10.38
TANDY BRANDS ACCESSORIES, INC.
FISCAL 2008 COMPENSATION SUMMARIES
On June 6, 2007 the Board of Directors (the “Board”) of Tandy Brands Accessories, Inc. (the “Company”), upon the recommendation of the Compensation Committee, determined the base salaries for fiscal 2008 for the Company’s named executive officers. The Board also determined to not grant any equity compensation awards to such officers based on the Company’s performance for fiscal 2007.
The Board also approved the annual cash compensation for nonemployee directors for fiscal 2008.
FISCAL 2008 NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY

		Shares of	Shares
	Base	Restricted	Underlying
	Salary	Stock	Stock Options
Named Executive Officer	($)	(#) *	(#) *
J.S.B. Jenkins, President and Chief Executive Officer	$508,800	—	—
Mark J. Flaherty, Chief Financial Officer, Treasurer and Assistant Secretary	$210,000	—	—
David Lawhon, Vice President of Operations	$190,000	—	—
Jane A. Batts, President — Women’s Division	$210,000	—	—
Morris D. Mitchell, President — Men’s Division	$220,500	—	—

*	— All equity grants are based on the Company’s financial performance for the prior fiscal year.
FISCAL 2008 NONEMPLOYEE DIRECTOR COMPENSATION SUMMARY

				Shares of	Shares
		Board and Committee		Restricted	Underlying
Annual Retainer		Meeting Fees		Stock	Stock Options
($)		($)		(#) **	(#)
Board Member (other than the Chairman of the Board)	$25,000	Audit Committee $2,000 per meeting	Continuing Board Member New Board Member	3,000 4,060	— —

Audit Committee Chairperson	$7,500	Board and Other Committees $1,500 per meeting	Chairman of the Board New Chairman of the Board	4,200 N/A	— —

Other Committee Chairpersons	$5,000

Chairman of the Board	$53,000

**	— Awards pursuant to the Tandy Brands Accessories, Inc. 2002 Omnibus Plan as amended June 6, 2007.